SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): A January 19, 2016

Starflick.com

(Exact name of registrant as specified in its charter)

Nevada	000-54745	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1361 Peltier Drive, Point Roberts, WA 98291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-783-9664

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 1, 2015 we executed a Purchase Agreement with Yvoty Infomatics, dated August 1, 2015.  The due diligence period was sufficient for us to determine that Yinformatics software and technology was as stated and would be of benefit to our shareholders.

The Purchase Price for the technology and software was 33,000,000 restricted shares of Starflick.com common stock.  Starflick.com now owns 100% of the Yinformatics technology and software.

Item 7.01 Regulation FD Disclosure

Our Press Release relating to the execution of the Patent Purchase Agreement described above is attached as Exhibit 99.10 and is hereby incorporated.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits.  The following exhibits are included in this report:

10.1: Press Release announcing the acquisition of Yinformatics software and technology.Other than as disclosed above, there were no reportable events from the last filing, made on Nov 17, 2016.

10.2: Acquisition Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starflick.com

/s/ Zoltan Nagy

Zoltan Nagy

Chief Executive Officer

Date: January 19, 2016

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